    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 6, 2001
                           REGISTRATION NO. 333-51042

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 1

                                       ON

                                    FORM S-8

                                       TO

                                    FORM S-4

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                              COMERICA INCORPORATED
             (Exact name of registrant as specified in its charter)

                   DELAWARE                                               38-1998421
(State or other jurisdiction of incorporation or              (I.R.S. Employer Identification No.)
                 organization)

                        COMERICA TOWER AT DETROIT CENTER
                          500 WOODWARD AVENUE, MC 3391
                             DETROIT, MICHIGAN 48226
                    (Address of Principal Executive Offices)

                     IMPERIAL BANCORP 1986 STOCK OPTION PLAN
                            (Full Title of the Plans)

                             GEORGE W. MADISON, ESQ.
        EXECUTIVE VICE PRESIDENT, GENERAL COUNSEL AND CORPORATE SECRETARY
                              COMERICA INCORPORATED
                        COMERICA TOWER AT DETROIT CENTER
                          500 WOODWARD AVENUE, MC 3391
                             DETROIT, MICHIGAN 48226
                            TELEPHONE: (800) 521-1190
                     (Name and address of agent for service)

                                         CALCULATION OF REGISTRATION FEE
============================================================================================================================
       TITLE OF EACH CLASS OF          AMOUNT TO BE       PROPOSED MAXIMUM         PROPOSED MAXIMUM           AMOUNT OF
    SECURITIES TO BE REGISTERED         REGISTERED       OFFERING PRICE PER    AGGREGATE OFFERING PRICE   REGISTRATION FEE
                                                                UNIT
----------------------------------------------------------------------------------------------------------------------------
   Common Stock, $5.00 par value          1,203,258             N/A                       N/A                   (1)
============================================================================================================================

   (1) All filing fees payable in connection with the registration of the issuance of these securities were paid in connection with the filing of the Registrant's Form S-4 Registration Statement (333-51042) on December 1, 2000.

This amendment shall become effective in accordance with the provisions of Rule 464 promulgated under the Securities Act of 1933.

================================================================================

                                EXPLANATORY NOTE

         This Post-Effective Amendment No. 1 on Form S-8 amends the Registration Statement (File No. 333-51042) previously filed on Form S-4 (the "Original Registration Statement") by Comerica Incorporated (the "Company") in connection with the merger (the "Merger") of Imperial Bancorp ("Imperial") with and into Comerica Holdings Incorporated, a wholly owned subsidiary of the Company ("Merger Sub"). The Original Registration Statement as amended by this Post-Effective Amendment No. 1 is referred to herein as the "Registration Statement."

         In connection with the filing of the Original Registration Statement, 20,080,000 shares of the common stock, par value $5.00 per share, of the Company ("Company Common Stock") were registered with the Securities and Exchange Commission (the "Commission") and the applicable filing fee was paid. The number of shares so registered pursuant to the Original Registration Statement were those shares expected to be distributed to the holders of common shares of Imperial ("Imperial Common Shares") and those shares which are necessary to be distributed, or reserved for issuance, to Imperial employees and directors in connection with the 1986 Stock Option Plan of Imperial (the "Stock Option Plan").

         Pursuant to the Agreement and Plan of Merger, dated as of October 31, 2000, by and among the Company, Merger Sub and Imperial (the "Merger Agreement"), each Imperial Common Share, with certain specified exceptions, was converted into the right to receive 0.46 shares (the "Exchange Ratio") of Company Common Stock, and each option to purchase Imperial Common Shares granted under the Stock Option Plan and outstanding as of the effective time of the Merger was converted into an option to purchase shares of Company Common Stock on substantially the same terms and conditions applicable under the Imperial Option Plan and related award agreement, except that the number of shares of Company Common Stock subject to each such option was adjusted to equal (a) the number of Imperial Common Shares subject to such option multiplied by (b) the Exchange Ratio (rounded to the nearest whole share), and the exercise price per share was adjusted to equal (x) the aggregate exercise price of the shares of Imperial Common Shares that were purchasable pursuant to such option divided by the number of full shares of Company Common Stock subject to such converted option (rounded to the nearest whole cent).

         The Merger was completed on January 29, 2001.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents filed by the Company with the Securities and Exchange Commission under the Securities Exchange Act of 1934 are incorporated herein by reference:

         (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1999.

         (b) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2000, June 30, 2000 and September 30, 2000.

         (c) The Company's Current Reports on Form 8-K filed July 31, 2000, November 2, 2000, November 29, 2000, January 22, 2001
                     and January 30, 2001.

         (d) The description of the Company Common Stock set forth in its Registration Statement on Form S-4 filed November 19, 1994 (Commission File No. 333-56627) and the description of the Company's Series D participating preferred stock purchase rights described in the Company's Registration Statement on Form 8-A filed June 19, 1996, and any amendments or reports filed with the Securities and Exchange Commission for the purpose of updating those descriptions.

         All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all of the shares of common stock offered have been sold or which deregisters all such shares then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

         Not Applicable

Item 5.  Interests of Named Experts and Counsel.

         Not Applicable.

Item 6.  Indemnification of Directors and Officers.


         The General Corporation Law ("GCL") of the State of Delaware provides that a Delaware corporation, such as the Company, may indemnify a director or officer against his or her expenses and judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding (other than an action by or in the right of the Company) involving such person by reason of the fact that such person is or was a director or officer, concerning actions taken in good faith and in a manner reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to any criminal action or proceeding, without reasonable cause to believe his or her conduct was unlawful. The GCL also provides that in a derivative action, a Delaware corporation may indemnify its directors and officers against expenses actually and reasonably incurred to the extent that such director or officer acted in good faith and in a manner such director or officer reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made with respect to any claim, issue or matter as to which such director or officer is adjudged to be liable to the corporation unless and only to the extent that the court determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such director or officer is fairly and reasonably entitled to indemnity for such expenses as the court deems proper. The GCL also generally permits the advancement of a director's or officer's expenses, including by means of a mandatory charter or bylaw provision to that effect, in lieu of requiring the authorization of such advancement by the Board of Directors in specific cases. Section 12 of Article V of the Company's bylaws implements such provisions and provides as follows:

                         "INDEMNIFICATION AND INSURANCE

                  (a) To the fullest extent permitted by these bylaws and by applicable law and regulation, as presently existing or hereafter amended, the Corporation shall indemnify any person who is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he or she is or was a director, officer or employee of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Any person who is or was an agent of the Corporation may be indemnified to the same extent as provided above. In addition, in the event any such action, suit or proceeding is threatened or instituted against a spouse to whom a director or officer is legally married at the time the director or officer is covered under the indemnification provided herein, which action, suit or proceeding arises solely out of his or her status as the spouse of a director or officer, including, without limitation, an action, suit or proceeding that seeks damages recoverable from marital community property of the director or officer and his or her spouse, property owned jointly by them or property purported to have been transferred from the director or officer to his or her spouse, then the spouse of the director or officer shall be indemnified to the same extent as provided above. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, raise any inference that he or she had reasonable cause to believe that his or her conduct was unlawful.

                  (b) To the fullest extent permitted by these bylaws and by applicable law and regulation, as presently existing or hereafter amended, the Corporation shall indemnify any person who is or was a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor, by reason of the fact that he or she is or was a director or officer or employee of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. Any person who is or was an agent of the Corporation may be indemnified to the same extent as provided above. In addition, in the event any such action or suit is threatened or instituted against a spouse to whom a director or officer is legally married at the time the director or officer is covered under the indemnification provided herein, which action or suit arises solely out of his or her status as the spouse of a director or officer, including, without limitation, an action or suit that seeks damages recoverable from marital community property of the director or officer and his or her spouse, property owned jointly by them or property purported to have been transferred from the director or officer to his or her spouse, then the spouse of the director or officer shall be indemnified to the same extent as provided above.

                  (c) To the extent that a present or former director, officer, spouse of the director or officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this Section, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

                  (d) Any indemnification under subsections (a) and (b) of this Section (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, spouse of the director or officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this Section. Such determination shall be made with respect to a person who is a director or officer or the spouse of a director or officer at the time of the determination (i) by a majority vote of directors who were not parties to the action, suit or proceeding, even if they constitute less than a quorum, (ii) by a committee of such disinterested directors designated by a majority vote of such directors, even if they constitute less than a quorum, (iii) if there are no such disinterested directors, or if a majority of such disinterested directors so directs, in a written opinion by independent legal counsel chosen by the entire Board of Directors, subject to the reasonable satisfaction of the party seeking indemnification, or (iv) by the shareholders. Such determination may be made with respect to any other person seeking indemnification under subsections (a) and (b) of this Section by the Corporation's Chairman, Chief Executive Officer, President, Vice Chairman or General Counsel, or by their designees.

                  (e) Expenses (including attorney's fees) incurred by an officer, director or spouse of an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer or spouse to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized in this Section. Such expenses (including attorneys' fees) incurred by former directors or officers, their spouses or other employees and agents may be so paid upon such terms and conditions, if any, as the Corporation deems appropriate.

                  (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this Section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

                  (g) The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, spouse of a director or officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Section.

                  (h) For the purposes of this Section, references to "the Corporation" include, in addition to the resulting or surviving corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had the power and authority to indemnify its directors, officers, spouses of directors or officers, and employees or agents, so that any person who is or was a director, officer, spouse of a director or officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Section with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

                  (i) For purposes of this Section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Section.

                  (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this Section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent, and with respect to any spouse of a director or officer, shall continue following the time the director or officer spouse ceases to be a director or officer even if the marriage of the individuals terminates prior to the end of the period of coverage, and shall inure to the benefit of the heirs, executors and administrators of such a person.

                  (k) The Court of Chancery shall have exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this Section or under any agreement, vote of shareholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine the Corporation's obligation to advance expenses (including attorneys' fees). Section 102(b)(7) of the GCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision may not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders;
         (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under
         Section 174 of the GCL (relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock) or (iv) for any transaction from which the director derived an improper personal benefit. At the 1987 Annual Meeting of Comerica's shareholders, the shareholders approved an amendment to the Corporation's Restated Certificate of Incorporation to include such a provision."

         The Company has entered into Indemnification Agreements (the "Agreements") with each of its directors pursuant to which the Company agrees
(i) to indemnify each such director to the fullest extent permitted by any combination of (a) the benefits provided by the indemnification provisions of the Company's bylaws as in effect on the date of such Agreement, (b) the benefits provided by the indemnification provisions of the Company's bylaws in effect at the time such indemnified costs are incurred by such director, (c) the benefits allowable under the GCL in effect at the date of such Agreement or as the same may be amended (but in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification than such law permits the Company to provide prior to such amendment), (d) the benefits allowable under the law of the jurisdiction under which the Company is organized at the time such indemnified costs are incurred by such director, (e) the benefits available under any Directors' and Officers' Insurance or other liability insurance obtained by the Company, and (f) the benefits available to the fullest extent authorized to be provided to such director by the Company under the non-exclusivity provisions of the bylaws of the Company and the GCL, against liability and expenses incurred by reason of such person serving as a director or officer of the Company or at the Company's request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or with respect to employee benefit plans; (ii) to advance certain expenses to such persons; and
(iii) except under certain circumstances, to purchase and maintain in effect one or more Directors' and Officers' insurance policies.

         No indemnification, reimbursement, or payments are required of the Company under the Agreements (except to the extent it is provided from policies of insurance carried by the Company): (1) with respect to any claim as to which such director is finally adjudged by a court of competent jurisdiction to (a) have acted in bad faith, (b) be liable for acts or omissions which involve intentional misconduct, a knowing violation of law or of such director's duty of loyalty to the Company or its shareholders, (c) have authorized a redemption or dividend on the Company's stock which is prohibited by Delaware law, or (d) have effected any transaction from which such director has derived an improper personal benefit within the meaning of Section 102 (b) (7) of the GCL, except to the extent that such court, or another court having jurisdiction, determines upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such director is fairly and reasonably entitled to indemnity for such indemnified costs as the court deems proper; (2) with respect to any payment determined by final judgment of a court, or other tribunal having jurisdiction over the question, to be unlawful; and (3) with respect to any obligation of such director under Section 16(b) of the Securities Exchange Act of 1934, as amended.

         Insurance is maintained on a regular basis (and not specifically in connection with this offering) against liabilities arising on the part of directors and officers out of their performance in such capacities or arising on the part of the Company out of its foregoing indemnification provisions, subject to certain exclusions and policy limits.

Item 7.  Exemption from Registration Claimed.

         Not Applicable.

Item 8.  Exhibits.

         The following is a list of exhibits to this Registration Statement.

2.1 Agreement and Plan of Merger, dated as of October 31, 2000, by and among Imperial Bancorp, Comerica Incorporated and Comerica Holdings Incorporated (included in Part I as Appendix A to the proxy statement-prospectus included in this Registration Statement).
3.1 Restated Certificate of Incorporation of the Registrant, as amended (incorporated by reference to Exhibit 3.1 to Registrant's Annual Report on Form 10-K for the year ended December 31, 1996).
3.2 Certificate of Amendment to Restated Certificate of Incorporation of the Registrant.*
3.3 Amended and Restated Bylaws of the Registrant (incorporated herein by reference to Exhibit to 3.2 to Registrant's Annual Report on Form 10-K for the year ended December 31, 1999).
4.1 Rights Agreement, dated as of June 18, 1996, between Comerica Incorporation and Comerica Bank, as Rights Agent (incorporated by reference to Exhibit 4 of Comerica's Form 8-K dated June 19, 1996).
5.1     Opinion of Wachtell, Lipton, Rosen & Katz as to legality.*
23.1    Consent of KPMG LLP.
23.2    Consent of Ernst & Young LLP.*

23.3      Consent of Wachtell, Lipton, Rosen & Katz (included in Exhibit 5.1).*

24.1 Power of Attorney (included on the signature page to the Original Registration Statement).*

------------------
*  Previously filed.

Item 9.  Undertakings.

         A.  The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act"); (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that clauses (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or
Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement;

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                  (3) To remove from registration by means of a post effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report on Form 10-K pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 6 above or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit, State of Michigan, on January 29, 2001.



                                          COMERICA INCORPORATED

                                          By: /s/ Mark W. Yonkman
                                              ------------------------------
                                          Name:  Mark W. Yonkman
                                          Title:  First Vice President
                                                  Assistant Secretary and
                                                  Assistant General Counsel

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated and on the date indicated.



*
--------------------------
Eugene A. Miller
Chairman, President and Chief Executive
Officer
January 29, 2001


*
--------------------------
Ralph W. Babb, Jr.
Vice Chairman and Chief Financial Officer
January 29, 2001

*
--------------------------
Marvin J. Elenbaas
Senior Vice President and Controller
(Chief Accounting Officer)
January 29, 2001

*
--------------------------
Lillian Bauder, Ph.D.
Director
January 29, 2001

*
--------------------------
James F. Cordes
Director
January 29, 2001

*
--------------------------
Peter D. Cummings
Director
January 29, 2001

*
--------------------------
J. Philip DiNapoli
Director
January 29, 2001

*
--------------------------
Anthony F. Earley, Jr.
Director
January 29, 2001

*
--------------------------
Max M. Fisher
Director
January 29, 2001

*
--------------------------
Roger Fridholm
Director
January 29, 2001

--------------------------
Todd W. Herrick
Director
January 29, 2001

*
--------------------------
David Baker Lewis
Director
January 29, 2001

*
--------------------------
John D. Lewis
Director
January 29, 2001

*
--------------------------
Wayne B. Lyon
Director
January 29, 2001

*
--------------------------
Alfred A. Piergallini
Director
January 29, 2001

*
--------------------------
John W. Porter, Ph.D.
Director
January 29, 2001

*
--------------------------
Heinz C. Prechter
Director
January 29, 2001

*
--------------------------
Howard F. Sims
Director
January 29, 2001

--------------------------
Robert S. Taubman
Director
January 29, 2001

*
--------------------------
William P. Vititoe
Director
January 29, 2001

*
--------------------------
Martin D. Walker
Director
January 29, 2001

*
--------------------------
Patricia M. Wallington
Director
January 29, 2001

*
--------------------------
Gail L. Warden
Director
January 29, 2001

*
--------------------------
Kenneth L. Way
Director
January 29, 2001


----------------
* By Mark W. Yonkman as attorney-in-fact.

                                  EXHIBIT INDEX

2.1 Agreement and Plan of Merger, dated as of October 31, 2000, by and among Imperial Bancorp, Comerica Incorporated and Comerica Holdings Incorporated (included in Part I as Appendix A to the proxy statement-prospectus included in this Registration Statement).
3.1 Restated Certificate of Incorporation of the Registrant, as amended (incorporated by reference to Exhibit 3.1 to Registrant's Annual Report on Form 10-K for the year ended December 31, 1996).
3.2 Certificate of Amendment to Restated Certificate of Incorporation of the Registrant.*
3.3 Amended and Restated Bylaws of the Registrant (incorporated herein by reference to Exhibit to 3.2 to Registrant's Annual Report on Form 10-K for the year ended December 31, 1999).
4.1 Rights Agreement, dated as of June 18, 1996, between Comerica Incorporation and Comerica Bank, as Rights Agent (incorporated by reference to Exhibit 4 of Comerica's Form 8-K dated June 19, 1996).
5.1     Opinion of Wachtell, Lipton, Rosen & Katz as to legality.*
23.1    Consent of KPMG LLP.
23.2    Consent of Ernst & Young LLP.*
23.3    Consent of Wachtell, Lipton, Rosen & Katz (included in Exhibit 5.1).*
24.1 Power of Attorney (included on the signature page to the Original Registration Statement).*

------------------
*  Previously filed.